UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 8, 2018

Premier Exhibitions, Inc.

(Exact name of Registrant as Specified in Charter)

FLORIDA (State or Other Jurisdiction of Incorporation)	000-24452 (Commission File Number)	20-1424922 (I.R.S. Employer Identification Number)
3045 Kingston Court, Suite I, Peachtree Corners, Georgia 30071 (Address of Principal Executive Offices) (Zip Code)

(404) 842 - 2600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2018, Jerome Henshall resigned from the Board of Directors of Premier Exhibitions, Inc. (the “Company”), effective immediately. Mr. Henshall will continue to serve as Chief Financial Officer of the Company.

Effective as of January 10, 2018, the Company appointed Darryl Davis as its Chief Operating Officer. Mr. Davis and the Company entered into an employment agreement on January 8, 2018, effective January 10, 2018. (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Davis has been appointed Chief Operating Officer of the Company with annual base salary of $140,000 CAD while the Company is in chapter 11 bankruptcy, and $170,000 CAD once the Company emerges from chapter 11. Mr. Davis will be eligible for the Company’s standard benefits package. The employment is subject to a three-month probationary period, during which the employment may be terminated for any reason, and thereafter the Employment Agreement may be terminated by the Company or Mr. Davis upon proper notice as provided in the Employment Agreement.

Mr. Davis, age 49, brings over 20 years of experience in Corporate Development, Sales- Marketing execution, Operational Management, and team leadership abilities. Mr. Davis spent the last three years as Chief Operating Officer with Senaca Canada, a Group of Companies focused on risk management. His responsibilities included mapping the vision and strategy of the organization, establishing systems and procedures for business scalability, and building a culture of accountability. Prior to Senaca, Mr. Davis was Chief Operating Officer for Securiguard, overseeing company operations while supporting new business initiatives and Joint Venture agreements. Prior to his entry into the security market, Mr. Davis has a successful history of building his own organizations into profitable enterprises across various markets, most notably in the food service industry. Mr. Davis is a graduate of University of Alberta with a Bachelor of Commerce Degree.

Mr. Davis has no family relationship with anyone at the Company and has no material interest in any transaction of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER EXHIBITIONS, INC.

Date: January 12, 2018	By: /s/Jerome Henshall
Jerome Henshall
Chief Financial Officer